Exhibit 1.2

                              STATEMENT OF CREATION
                       OF SERIES OF SHARES OF COMMON STOCK
                                       OF
                            CONCORDE VALUE FUND, INC.

                                 _______________

             The undersigned officer of Concorde Value Fund, Inc., a Texas corporation registered as an open-end investment company under the Investment Company Act of 1940 (the "Corporation"), does hereby certify:

             FIRST: That the name of the corporation is CONCORDE VALUE FUND, INC. (the "Corporation").

             SECOND: That, pursuant to Article 2.12.C of the Texas Business Corporation Act, the Board of Directors of the Corporation adopted the following resolutions to establish series of shares of the Corporation's Common Stock:

             RESOLVED, that pursuant to Article 2.12C.(1) of the Texas Business Corporation Act, the following number of authorized and unissued shares of Common Stock of the Corporation be, and hereby are, divided into and classified as the series set forth below, with each representing interests in the respective fund set forth next to the respective series, and each such series having all of the preferences, limitations and relative rights set forth below:
           Series                 Fund                Shares

             A            Concorde Value Fund        9,000,000
             B            Concorde Income Fund      10,000,000

             FURTHER RESOLVED, that all shares of Common Stock of the Corporation issued and outstanding immediately prior to the effective date of these resolutions as an amendment to the Corporation's Articles of Incorporation shall be reclassified as Series A Common Stock and shall have all of the preferences, limitations and relative rights of such series.

             FURTHER RESOLVED, that each series of Common Stock now or hereafter created shall have the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption:

                  1. Each holder of shares of Common Stock of the Corporation, irrespective of the series, shall be entitled to one (1) vote for each full share (and a fractional vote for each fractional share) then standing in his or her name on the books of the Corporation; provided, however, that shares of any series of Common Stock owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation, shall not be voted at any meeting of shareholders. On any matter submitted to a vote of shareholders all shares of the Corporation's Common Stock then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series, except that: (a) when otherwise expressly provided by the Texas Business Corporation Act, the Investment Company Act of 1940 and the regulations thereunder, or other applicable law, shares shall be voted by individual series; and (b) when the matter to be acted upon does not affect any interest of a particular series of the Corporation's Common Stock, then only shares of the affected series shall be entitled to vote thereon. At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by him or her for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

                  2.   All consideration received by the
             Corporation for the issue or sale of shares of any series of the Corporation's Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of the Corporation's Common Stock with respect to which such assets, payment or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular series of the Corporation's Common Stock shall be allocable among any one or more series of the Corporation's Common Stock in such a manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

                  3. The assets belonging to any series of the Corporation's Common Stock shall be charged with the liabilities in respect of such series of the Corporation's Common Stock, and shall also be charged with the share of the general liabilities of the Corporation allocated to such series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to: (a) the amount of such liabilities, including the amount of accrued expenses and reserves; (b) any allocation of the same to a given series, and (c) whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series. Any liabilities which are not readily attributable to any particular series of the Corporation's Common Stock shall be allocable among any one or more series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

                  4.   Shares of a series of the Corporation's
             Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series; provided, however, that dividends and distributions on shares of a series of the Corporation's Common Stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined herein.

                  5.   In the event of the liquidation or
             dissolution of the Corporation, shareholders of a series of the Corporation's Common Stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular series, the assets belonging to such series, and the assets so distributable to the holders of any series of the Corporation's Common Stock shall be distributed among such holders in proportion to the number of shares of such series of the Corporation's Common Stock held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of the Corporation's Common Stock and available for distribution, such distribution shall be made to the holders of all series of the Corporation's Common Stock in proportion to the net asset value of the respective series of the Corporation's Common Stock determined as set forth in the Bylaws of the Corporation.

                  6. Each holder of shares of the Corporation's Common Stock, irrespective of the series, may, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other conversion procedures established by the Board of Directors, convert such shares into shares of any other series of the Corporation's Common Stock on the basis of their relative net asset values (determined in accordance with the Bylaws of the Corporation) less a conversion charge or discount determined by the Board of Directors. Any fee so imposed shall be uniform as to all shareholders.

             THIRD: That the Board of Directors of the Corporation duly adopted said resolutions by unanimous written consent dated October 13, 1995.

             FOURTH: That the resolutions were duly adopted by all necessary action on the part of the Corporation.

        Dated as of this 17th day of November, 1995

                                      CONCORDE VALUE FUND, INC.



                                      By:  /s/  Gary B. Wood
                                           Gary B. Wood, Ph.D.
                                           President